LETTER FROM PADGETT, STRATEMANN & CO., LLP


                                                                 EXHIBIT 16.2

 August 6, 2001


 Securities and Exchange Commission
 Mail Stop 11-3
 450 5th Street, N.W.
 Washington DC  20549

 Dear Sirs / Madams:

 We have read and agree with the comments in Items 4(a) of Form 8-K of Dyna Group International, Inc. dated August 6, 2001.

 Yours truly,


 /s/ Padgett, Stratemann & Co., LLP